Exhibit 99.1

Bank One Corporation

1 Bank One Plaza
Chicago, Illinois 60670

Re:	Quarterly Report Pursuant to Section 13 of the Securities Act of 1934 for the quarterly period ended March 31, 2004 as filed on Form 10-Q on May 7, 2004, included on J.P. Morgan Chase & Co. Form 8-K filed May 14, 2004.

      With respect to the subject quarterly report pursuant to Section 13 of the Securities Act of 1934 for the quarterly period ended March 31, 2004 as filed on Form 10-Q on May 7, 2004 and included on J.P. Morgan Chase & Co. Form 8-K filed May 14, 2004, we acknowledge our awareness of the use therein of our report dated May 7, 2004 related to our review of interim financial information.

      Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Chicago, Illinois

May 13, 2004

/s/ KPMG LLP
KPMG LLP